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                                                                   EXHIBIT 10.32



                            NATIONAL CITY CORPORATION
                             EXECUTIVE SAVINGS PLAN

                As Amended and Restated Effective January 1, 2003



1.    Amendment and Restatement of the Plan.

      The following are the provisions of the NATIONAL CITY CORPORATION EXECUTIVE SAVINGS PLAN effective January 1, 2003 ("Plan") which is an amendment and restatement of the Plan in effect prior thereto, which is maintained by National City Corporation ("Corporation") to offer the payment of deferred compensation to certain of the management and highly compensated employees of the Corporation and its subsidiaries and is designed to supplement benefits such employees may receive under the National City Savings and Investment Plan ("SIP") or Companion Savings Plans (as hereinafter defined). The Corporation intends and desires by the maintenance of this Plan to recognize the value to the Corporation of the past and present services of employees covered by this Plan and to encourage and assure their continued service to the Corporation by making more adequate provision for their future security by means of deferred compensation.

2.    The SIP and Companion Savings Plans.

      The term "Companion Savings Plan" shall include those savings and investment plans, if any, of National City Corporation or any Subsidiary which are modeled after the SIP, but which cover a different group(s) of eligible employees. At the time of this Restatement such Companion Savings Plans includes the National City Savings and Investment Plan No. 2.

      The SIP, whenever referred to in this Plan, shall mean the SIP and such Companion Savings Plans, as amended, as they exist as of the date any determination is made of benefits payable under this Plan.

      To the extent necessary to carry out the terms of this Plan, the SIP is hereby specifically referred to and shall form a part of this Plan as fully as if set forth in exhibits hereto. Where any
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matter is not covered by this Plan but is set forth in the SIP, the terms of the
SIP shall control unless such terms are determined by the Committee to be adverse to the purposes of this Plan. In the event any express item or provision of this Plan conflicts with any term or provision of the SIP or any Companion Savings Plan, the terms and provisions of this Plan shall control to the extent necessary to carry out the purposes hereof.

3.1   Definitions.

      Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

            (a) "Additional Deferral Amount" see Section 5.

            (b) "Annual Enrollment Period" shall mean the period in each calendar year designated by the Plan Administrator during which Eligible Participants may make elections to defer Credited Compensation earned in the following Plan Year.

            (c) "Board" shall mean the Board of Directors of the Corporation.

            (d) "Committee" shall mean the Compensation and Organization Committee of the Board.

            (e) "Corporation" shall mean National City Corporation, a Delaware corporation.

            (f) "Credited Compensation" shall have the same meaning as in the SIP; provided, however, that the limitations set forth in subsections (b) and
(c) of Section 1.1(15) of the SIP shall not apply.

            (g) "Deferral Amount" see Section 5.

            (h) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Section 4.


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            (i) "Eligible Participant" shall mean an Eligible Employee who has been approved by the Plan Administrator to participate in the Plan for a particular Plan Year. Such approval shall be on a Plan Year basis and shall be reviewed annually.

            (j) "Employee" shall mean a common law employee of an Employer who is identified as an employee of the Employer in the human resources records of the Employer.

            (k) "Employer" shall mean the Corporation or any Subsidiary.

            (l) "Employer Matching Deferrals" see Section 7.

            (m) "Employer Contributions" shall have the same meaning as in the SIP.

            (n) "Funds" shall mean the Funds provided for in Sections 8 and 10 hereof.

            (o) "Other Plan" shall mean any plan, program or agreement with a purpose similar to the Plan which the Plan Administrator deems to be an Other Plan in connection with the merger or consolidation of such plan into the Plan.

            (p) "Other Plan Transfer Date" shall mean the date established by the Plan Administrator as the date when accumulated account balances under an Other Plan are to be transferred into the Plan in connection with the merger or consolidation of the Other Plan into the Plan.


            (q) "Participant" shall mean an Eligible Participant who has elected to participate in the Plan for a given Plan Year.

            (r) "Plan" see Section 1.

            (s) "Plan Administrator" shall mean a committee consisting of the Corporate Human Resources Director, the HR Finance / Compensation / Employee Benefits Director, and the Compensation Director, or such other group as established by the Corporate Human Resources Director to serve as administrator of the Plan.

            (t) "Plan Year" shall mean a period of a calendar year.

            (u) "Retirement" shall mean leaving the employ of all Employers at or after the age 55 with at least ten years of continuous service with the Employers.

            (v) "SIP" shall mean the National City Savings and Investment Plan.


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            (w) "Subsidiary" means an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting securities, but only during the period in which such securities are owned.

            (x) "Surviving Spouse" shall mean the person to whom a Participant is married at the Participant's date of death.

            (y) "Termination Date" shall mean that later of (i) the individual's last day worked, or (ii) the last day an individual receives a salary payment either for current services rendered or as salary continuation.

            (z) "Valuation Date" shall mean the last business date of each calendar month or such more frequent dates as shall be determined by the Plan Administrator.

3.2   Gender and Number.

      Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

4.    Eligibility.

      Eligibility under this Plan shall be limited to key management and highly-compensated employees of the Corporation or any Subsidiary, as determined by the Plan Administrator in its sole and absolute discretion.

5.    Election to Participate; Deferral of Compensation; Deferral Percentage.

      Each Eligible Participant shall be given the opportunity during the Annual Enrollment Period to elect to participate in this Plan and to elect the amount of Credited Compensation to be deferred hereunder during such Plan Year. Such election and amount to be deferred hereunder shall be irrevocable and fixed from and after the end of the Annual Enrollment Period with respect to such Plan Year.

      Except as set forth below, the determination of the amount to be deferred shall be made in terms of a percentage (1% through 20%) of Credited Compensation to be deferred both under this Plan and under the SIP and shall assume that the maximum dollar amount of salary reduction


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contributions permitted the Participant is both elected and made to the SIP during the succeeding Plan Year. The amount to be deferred under this Plan is the difference between such percentage and such maximum permissible SIP contribution (so long as that difference results in a positive number) (called the "Deferral Amount") for such Plan Year shall not be paid to the Participant during such Plan Year but shall be deferred as provided in the Plan.

      For a Participant's deferral election to be effective for the succeeding Plan Year, such Participant must, as of the end of the Annual Enrollment Period if he is employed on such date, effectively elect to contribute the maximum dollar amount of salary reduction contributions permitted him or her under the SIP. In the event such SIP election is revoked or the SIP contribution amount reduced by the Participant for any part of such Plan Year, the Deferral Amount for such Plan Year shall nevertheless continue unchanged for such Plan Year.

      Notwithstanding the foregoing, at the Plan Administrator's sole discretion, the Deferral Amount for a Participant may be increased by an amount equal to any amounts to be refunded to the Participant during the Plan Year under the SIP or a Companion Savings Plan (called the "Additional Deferral Amount"). Any election by a Participant to defer Credited Compensation equal to such Additional Deferral Amount shall be made by a separate deferral election during the Annual Enrollment Period prior to the Plan Year in which such refund is distributed to the Participant. Any election to defer Credited Compensation equal to the Additional Deferral Amount shall be subject to such rules and procedures as the Plan Administrator shall determine in its sole discretion.

6. Employees Hired between Enrollment Periods. Notwithstanding the provisions of
Section 5 of the Plan, an employee hired by an Employer after the end of an Annual Enrollment Period may, nevertheless, become eligible to participate for a portion or all of such Plan Year if the following conditions have been met:

      (1) such employee is selected for participation in the Plan for such Plan Year (or part thereof) by the Corporate Human Resources Director and


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      (2) such employee completes enrollment in the Plan for such time period by making the elections and decisions provided for herein (including an election to contribute the maximum dollar amount of salary reduction contributions to the
SIP). Such enrollment and participation in the Plan (including the deferral election) shall apply only with respect to compensation for future services to be rendered by such employee, namely, compensation for services rendered after the deferral election of such employee becomes final by acceptance on behalf of the Corporation.

7.    Employer Matching Deferrals.

      (a) Eligibility. Employer Matching Deferrals under the Plan shall be made only with respect to Participants who throughout the Plan Year make the maximum permissible salary reduction contributions under the provisions of the SIP, as determined from time to time under the SIP.

      (b) Amount. Except as provided below, Employer Matching Deferrals under the Plan for Participants shall equal the amount of Employer Matching Contributions for such Plan Year not allocated to the account of such Participant under the SIP for such Plan Year because of applicable limitations on contributions under the SIP. For purposes of calculating the maximum Employer Matching Deferrals under the Plan, a Participant's Credited Compensation shall be capped at $200,000 and a Participant's deferral percentage shall be deemed not to exceed 12%. The Employer Matching Deferrals for Deferral Amounts hereunder will be provided in the same fashion as Employer Matching Contributions match salary reductions under the SIP. Notwithstanding the foregoing, no Employer Matching Deferrals shall be credited for any Additional Deferral Amounts.

      (c) Deferral. The amount of any Employer Matching Deferral for any Plan Year shall be deferred and added to the Participant's Deferral Amount in the account of such Participant for such Plan Year, and shall not be currently paid to such Participant.

      (d) Timing of Deferrals and Matches. Except with respect to Additional Deferral Amounts, Participant Deferral Amounts and Employer Matching Deferrals shall be made at the same times as Employer Matching Contributions are made under the SIP. Additional Deferral


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Amounts shall be deferred from a Participant's Credited Compensation and shall be credited under the Plan in accordance with uniform procedures established by the Plan Administrator.

8.    Accounts.

      An unfunded bookkeeping account shall be established and maintained by the Corporation in the name of each Participant. Such accounts shall remain a part of the general liabilities of the Corporation and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship. Each Participant's account shall be comprised of a number of sub-accounts from among the Funds selected and approved by the Plan Administrator, from time to time, in its sole discretion. The Funds shall constitute bookkeeping vehicles for providing investment credits upon Deferral Amounts and Employer Matching Deferrals. At the Plan Administrator's sole discretion, such Funds may or may not correspond to any of the "Investment Funds under the SIP".

9.    Crediting to Accounts and Funds.

      When the Deferral Amounts and the Employer Matching Deferrals are deemed to be made they shall be credited to each Participant's account, and shall correspondingly be credited to the Fund or Funds selected by the Participant pursuant to Section 11 below.

      Any amounts credited to a Participant under an Other Plan as of an Other Plan Transfer Date shall be credited to such Participant's account under the Plan and allocated among the Funds selected by the Participant using procedures established by the Plan Administrator for such purpose. If a Participant fails to select a Fund or Funds prior to the Other Plans Transfer Date, the Plan Administrator shall have the discretion to establish a default Fund or Funds for the Participant.

10.   Valuation of Funds and Accounts.

      Although no assets with be invested under this Plan, investment credits on Deferral Amounts and Employer Matching Deferrals will be determined as if assets were invested in the Funds specified. Each Fund and each Participant's account therein shall be adjusted hereunder as of the end of Valuation Date to reflect distributions, income, gain or loss.


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      In the event during a Plan Year a Fund selected hereunder is discontinued
by the Plan Administrator, the amounts which would have been deemed invested in such Fund except for this provision shall be deemed to be invested in such existing or replacement Fund as shall be designated by the Plan Administrator. In the event that the Plan Administrator makes no such designation, such amounts shall be deemed to be invested in a savings or time deposit of National City Bank of less than $100,000 which earns the highest rate of interest then being paid by the Bank on such deposits.

11.   Selection of Funds.

      Each Participant shall select the Fund(s) he or she wishes to be used hereunder for his or her account. The selection of Funds shall be made in 1% increments of the Deferral Amounts and Employer Matching Deferrals. A single election shall govern both Deferral Amounts and Employer Matching Deferrals. In the event no election is made by a Participant his or her account shall be deemed invested in and credited to the "money market" Fund or to such other Fund which shall have been designated as the "default" Fund by the Plan Administrator.

12.   Changes of Fund Selection.

      Each selection of Funds for a Participant's account balance and for future Deferral Amounts and Employer Matching Deferrals may be changed at the discretion of the Participant (or a beneficiary of a deceased Participant or beneficiary), in accordance with uniform administrative procedures established by the Plan Administrator. Any such changes shall be effective as of the Valuation Date coinciding with or next following the first business day of the following calendar month.

13.   Vesting of Deferrals.

      (a) Employer Matching Deferrals Require Maximum SIP Contribution. Employer Matching Deferrals are specifically conditioned upon the Participant making the maximum salary reduction contributions during the Plan Year permitted to him or her under the SIP. In the event such maximum salary reduction contributions are not made during the Plan Year, such Plan


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Year's Employer Matching Deferrals for such Participant, if any, shall be forfeited, together with all earnings or gains thereon.

      (b) Vesting of Employer Matching Deferrals. Except as provided in Subsection (a) above, the Participant's Employer Matching Deferrals, plus earnings, gains and losses thereon, will be 100% vested in the Participant.

      (c) Deferral Amounts. Deferral Amounts credited under the Plan by Participants and earnings and gains thereon are always 100% vested.

14.   Manner of Distribution.

      No distribution shall be made of a Participant's account balance prior to his Termination Date. Further, this Plan shall not permit any Participant to borrow any portion of the Deferral Amount or Employer Matching Deferrals. All distributions under this Plan shall be made only in cash.

      (a) Distribution Following Retirement. Except as provided in Section 15 below, a Participant who is eligible for Retirement upon his Termination Date shall have his account balance paid to him in 10 annual installments and amounts deferred hereunder shall not be subject to any withdrawal in advance of such time. The first installment shall take place within 30 days following the last day of the Plan Year in which the Participant's Termination Date occurs. Succeeding payments shall be made annually thereafter. The amount to be distributed shall be determined by multiplying (i) the dollar value of the Participant's account calculated as soon as administratively practicable following the last day of the Plan Year immediately preceding such installment, by (ii) a fraction, the numerator of which is one, and the denominator of which is the number of remaining unpaid distributions. The balances of each Participant's account and each of the Funds shall be appropriately reduced to reflect the distribution payments made. Amounts held pending distribution shall continue to be credited with appropriate income, gains and losses as herein provided and shall be subject to investment changes as herein provided. Balances in more than one Fund shall be reduced pro-rata to reflect distributions on a pro-rata basis from the account. In the case of the first distribution after the death of a Participant,


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the Plan Administrator may, in its discretion, provide for payment of a portion or all of the first distribution prior to the last day of the Plan Year in which such death occurs.

       (b) Distribution Following Other Termination. A Participant who is not eligible for Retirement upon his Termination Date shall have his account balance paid in a single lump sum distribution. Such payment shall be made within 30 days following the last day of the Plan Year in which the Participant's Termination Date occurs and shall be based upon his account balance calculated as soon as administratively practicable following last day of such Plan Year.

15.   Accelerated Payments; Revised Distributions.

      Notwithstanding Section 14 above, a Participant who is eligible for Retirement upon his Termination Date may request, not less than one year prior to such Termination Date, that his account balance be paid out in 5 annual installments (calculated in the same manner as set forth in subsection 14(a) above) or in a lump sum payment. Such election shall be irrevocable and fixed with respect to such Participant. The Plan Administrator's decision with respect to such a request shall be final and binding on all parties. In the event the Plan Administrator determines to make a lump sum distribution, such lump sum distribution shall be paid within 30 days following the last day of the Plan Year selected by the Participant (provided that such Plan Year shall in no event be later than 10 years following the Plan Year in which the Participant's Termination Date occurred) and shall be based upon his account balance calculated as soon as administratively practicable following the last day of such selected Plan Year.

      Notwithstanding anything in this Section 15 or in Section 14 above, the Plan Administrator, in its sole discretion, may determine that a Participant's interest hereunder or any portion thereof shall be paid out in a lump sum. Any such lump sum payment shall be made in accordance with the procedures set forth in subsection (b) of Section 14 above.

16.   Beneficiary Designations.


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      Each Participant and each beneficiary of a deceased Participant or beneficiary may designate, on a beneficiary designation form supplied by the Plan Administrator, any person or persons to whom payments are to be made if the Participant (or beneficiary) dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Plan Administrator or its designee while the Participant (or, if applicable, the beneficiary of a deceased Participant or beneficiary) is alive, and will cancel all beneficiary designations signed and filed earlier. If the Participant (or beneficiary) fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the Participant (or beneficiary) or before complete payment of all amounts due hereunder, the remaining Participant's account balance shall be paid in one lump sum to the Surviving Spouse of the Participant, if any, or, if there be none, to the estate of the last to die of the Participant or his or her designated beneficiaries, if any.

17.   Administration

      Except as herein provided, this Plan shall be administered by the Plan Administrator, which shall administer it in a manner consistent with the administration of the SIP, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of
Section 401 of the Internal Revenue Code. The Plan Administrator shall have full power and authority to interpret, construe and administer this Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. Decisions of the Plan Administrator shall be made by a quorum consisting of a majority of the constituent member of the Plan Administrator, and decisions may also be made by unanimous written consent of the members of the Plan Administrator.


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      The Plan Administrator may name assistants and such assistants shall serve at the pleasure of the Plan Administrator, and shall perform such functions as may be assigned by the Plan Administrator. Neither the Plan Administrator or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

18.   Participants Rights; Beneficiaries Rights.

      Except as otherwise specifically provided, neither a Participant nor any of his or her beneficiaries has rights under this Plan. The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not (i) impose any obligation upon the trust fund under the SIP; (ii) be paid from the trust fund under the SIP; or (iii) have any effect whatsoever upon the SIP or the payment of benefits from the trust fund under the SIP. No Participant or beneficiary shall have any title to or beneficial ownership in any assets which the Corporation may earmark to pay benefits hereunder.

19.   Amendment and Discontinuance.

      The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable. However, if the Committee should amend this Plan, the Corporation shall remain obligated under the Plan with respect to Deferral Amounts and Employer Matching Deferrals (and the earnings, gains and losses thereon, if any) for which, as of the date of such action, deferral elections have been made hereunder and have become final by acceptance by the Corporation.


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20.   Nature of Agreement.

      The adoption of this Plan and any setting aside by the Corporation of amounts with which to discharge its obligations hereunder in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person; equitable title to any funds so set aside in a trust, an insurance policy, or otherwise shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such trust, policies or funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. This provision shall not require the Corporation to set aside any funds, but the Corporation may set aside such funds if it chooses to do so. This Plan is intended to constitute an unfunded plan described in Section 201(2) of the Employee Retirement Income Security Act of 1974.

21.   Restrictions on Assignments.

      The interest of a Participant or his or her beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Employer by the Participant with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.


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22.   Binding on Corporation, Employees and Their Successors.

      This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

23.   Laws Governing.

      This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

      Executed as of this _____ day of __________, 2002 at Cleveland, Ohio.

                                    NATIONAL CITY CORPORATION


                                    By: ___________________________


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